UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 30, 2012

STEELE RESOURCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53474	75-3232682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4934 Thunder Road Dallas, Texas	75244
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (225) 246-2181

3081 Alhambra Dr., Suite 208

Cameron Park, CA 95682

 (Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Steele Resources Corporation (“SRC”) through its wholly-owned subsidiary Steele Resources Incorporated. (“SRI”),  and Shooting Star Mining Company, LLC, a Texas limited liablility company (“Shooting Star”),  entered into a definitive Contribution and Assignment Agreement (the “Agreement”) effective as of November 30, 2012 for the transfer of all of SRI’s 20% right, title and interest (economic only, non-voting) in an advanced stage epithermal silver-gold quartz vein deposit in the Steeple Rock Mining District of New Mexico (the “Billali Gold and Silver Mine”) to Shooting Star in exchange for a 20% interest (200 Membership Units out of 1,000 Membership Units issued and outstanding) in Shooting Star. The sole Manager of Shooting Star is ThinkLinking LLC and SRI, as well as the other membership interest owners of Shooting Star who have contributed $1.5 million dollars, will be non-manager Members of Shooting Star and, as such, will have little control over the operations of Shooting Star.

Shooting Star assumed all remaining obligations under the Purchase Agreement, dated April 20, 2012 (the “Purchase Agreement”) pursuant to which the mineral rights to the Billali Gold and Silver Mine were sold to the parties who are now Members of Shooting Star. The transaction obligates Shooting Star to expend up to $1.5 million to develop the Billali Gold and Silver Mine pursuant to a General Contract for Services whereby White Pine Mining LLC has agreed to provide the services of developing and operating the Billali Gold and Silver Mine.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

10.13   Contribution and Assumption Agreement effective November 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2012	STEELE RESOURCES CORPORATION

By: _/s/ Peter Kristensen
Peter Kristensen
Interim Chief Executive Officer

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